Press Release	For Further Information: Pete Broadbent Vice President, Investor Relations & Marketing (203) 775-9000 pbroadbent@photronics.com

PHOTRONICS REPORTS SECOND QUARTER FISCAL 2015 RESULTS

●	Quarterly sales of $127.3 million
●	Diluted EPS of $0.14; includes $0.02 related to the reduction of foreign tax net operating loss valuation allowance
●	Quarterly high-end IC photomask sales increase 15% sequentially to $41.7 million
●	Flat panel display sales increase 7% sequentially to $23.5 million
●	Non-GAAP EBITDA of $35 million
●	Working capital of $151 million, up $7.8 million sequentially

BROOKFIELD, Connecticut May 18, 2015 — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, today reported financial results for the fiscal 2015 second quarter ended May 3, 2015.

Peter Kirlin, Photronics' chief executive officer commented, "High-end semiconductor sales led by increased demand for memory photomasks helped us achieve revenues near the high end of our expectations for the quarter. Our strong operating leverage and improved manufacturing efficiencies enabled us to leverage our strong revenues into bottom line performance above our initial guidance range."

Sales for the second quarter of fiscal 2015 were $127.3 million, a sequential increase of 3% compared with $123.5 million for the first quarter of fiscal 2015. Sales for the second quarter of 2014 were $104.9 million. Sales of semiconductor photomasks were $103.8 million, or 82% of revenues, during the second quarter of fiscal 2015, and sales of flat panel display (FPD) photomasks were $23.5 million, or 18% of revenues.

GAAP and non-GAAP net income attributable to Photronics, Inc. shareholders for the second quarter of fiscal 2015 was $10.1 million, or $0.14 per diluted share, which includes a benefit of $1.5 million, or $0.02 per share, relating to the reduction of a portion of a tax net operating loss valuation allowance for a foreign subsidiary that was no longer required. GAAP and non-GAAP net income attributable to Photronics, Inc. shareholders for the second quarter of fiscal 2014 was $15.5 million, or $0.22 per diluted share, and $1.2 million, or $0.02 per diluted share, respectively. Non-GAAP net income attributable to Photronics, Inc. shareholders for the second quarter of fiscal 2014 excluded a non-cash gain on acquisition of $16.4 million and transaction expenses of $2.0 million related to the PDMC joint venture in Taiwan.

Sales for the first six months of fiscal 2015 were $250.8 million, compared with $206.4 million for the first six months of fiscal 2014. For the first six months of fiscal 2015, sales of semiconductor photomasks were $205.3 million, or 82% of revenues, and sales of FPD photomasks were $45.5 million, or 18% of revenues. GAAP net income attributable to Photronics, Inc. shareholders for the first six months of fiscal 2015 was $13.9 million, or $0.21 per diluted share, compared with $17.5 million, or $0.27 per diluted share for the first six months of fiscal 2014. Non-GAAP net income attributable to Photronics, Inc. shareholders for the first six months of fiscal 2015, which excludes financing expenses of $0.9 million, was $14.8 million, or $0.22 per diluted share. Non-GAAP net income attributable to Photronics, Inc. shareholders for the first six months of fiscal 2014, which excludes a non-cash gain on acquisition of $16.4 million and transaction expenses of $2.5 million, was $3.6 million, or $0.06 per diluted share.

The section below entitled "Non-GAAP Financial Measures" provides a definition and information about the use of non-GAAP financial measures in this press release, and the attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.'s financial results under GAAP.

Non-GAAP Financial Measures

Non-GAAP net income attributable to Photronics, Inc. shareholders and non-GAAP earnings per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Photronics, Inc. believes that non-GAAP net income attributable to Photronics, Inc. shareholders and non-GAAP earnings per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate Photronics, Inc.'s future on-going performance because they enable a more meaningful comparison of Photronics, Inc.'s projected earnings and performance with its historical results of prior periods. These non-GAAP metrics, in particular non-GAAP net income attributable to Photronics, Inc. shareholders and non-GAAP earnings per share are not intended to represent funds available for Photronics, Inc.'s discretionary use and are not intended to represent, or be used as a substitute for, operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance. Non-GAAP financial information is adjusted for the following items:

●	Financing expenses in fiscal 2015 related to the exchange of convertible senior notes are excluded because they are not a part of ongoing operations.
●	Non-cash acquisition gain and transaction expenses in fiscal 2014 related to the joint venture, PDMC, in Taiwan are excluded because they are not part of ongoing operations.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with accounting principles generally accepted in the United States. The attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.'s financial results under GAAP.

A conference call with investors and the media to discuss these results is scheduled for 8:30 a.m. Eastern time on Tuesday, May 19, 2015. The call can be accessed by logging onto Photronics' web site at www.photronics.com. The live dial-in number is (408) 774-4601. The call will be archived for instant replay access until the Company reports its fiscal 2015 third quarter results.

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About Photronics

Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Photronics, Inc. and its subsidiaries (the Company). The forward-looking statements contained in this press release and other parts of Photronics’ web site involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices, and other factors. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental, and technological factors as well as decisions we may make in the future regarding our business, capital structure and other matters. These forward-looking statements generally can be identified by phrases such as “believes”, “expects”, “anticipates”, “plans”, “projects”, and similar expressions. Accordingly, there is no assurance that the Company’s expectations will be realized. For a fuller discussion of the factors that may affect the Company's operations, see "Forward Looking Statements" in the Company's Quarterly and Annual Reports to the Securities and Exchange Commission on Forms 10-Q and 10-K. The Company assumes no obligation to provide revisions to any forward-looking statements.

13-2015